Exhibit 99.2

Investor Update	Issue Date: Jan. 26, 2011

This investor update provides forward-looking information about United Continental Holdings, Inc. (“the Company”) for the first quarter and full year of 2011. All year-over-year comparisons are based on the pro forma combined company financial statements published in our Nov. 2010 and Dec. 2010 Investor Updates and Earnings Release on Jan. 26, 2011.

United Continental Holdings, Inc. Outlook Highlights

Capacity

The Company estimates its first quarter consolidated domestic available seat miles (ASM) to be down between 0.5% and 1.5%, and its consolidated international ASMs to be up between 5.6% and 6.6% for a consolidated ASM increase of between 1.5% and 2.5% year-over-year. For the full year, the Company estimates consolidated domestic ASMs to be down between 0.5% and 1.5%, and consolidated international capacity to be up between 4.5% and 5.5% for a consolidated ASM increase of 1.0% to 2.0% year-over-year.

Non-Fuel Expense Guidance

First quarter consolidated cost per ASM (CASM), excluding fuel, profit sharing, certain accounting charges and merger-related expenses for the Company is expected to be up 2.0% to 3.0%. For the full year, the Company estimates consolidated CASM excluding fuel, profit sharing, certain accounting charges and merger-related expenses will be up 1.0% to 2.0%.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of settled cash hedges, to be $2.63 per gallon for the first quarter and $2.75 per gallon for the full year based on the forward curve as of Jan. 25, 2011.

Non-Operating Income/(Expense)

Non-operating expense for the Company is estimated to be between $240 million and $250 million for the first quarter, and between $910 million and $950 million for the full year. Non-operating income/(expense) includes interest expense, capitalized interest, interest income and other non-operating income/(expense).

Capital Expenditures and Scheduled Debt and Capital Lease Payments

In the first quarter, the Company expects a total of $0.3 billion of gross capital expenditures and $0.2 billion of net capital expenditures, both excluding purchase deposits of $40 million. For the full year, excluding approximately $200 million of purchase deposits, the Company expects gross capital expenditures to be approximately $1.1 billion and net capital expenditures to be approximately $0.9 billion.

Scheduled debt payments for the first quarter are estimated to be $450 million, including $150 million in cash that the Company expects to pay to repurchase the UAL 5.0% convertible debt in Feb. 2011. Full year scheduled debt payments are estimated to be $2.5 billion, and include both the $150 million payment to repurchase the UAL 5.0% convertible debt, and $726 million to repurchase the UAL 4.5% convertible debt that noteholders can put to the Company in Jul. 2011.

Pension Expense and Contributions

The Company estimates that its non-cash pension expense for the combined company will be approximately $100 million for 2011. This amount excludes non-cash settlement charges related to lump-sum distributions. The Company expects to make $38 million of cash contributions to its defined benefit pension plans in the first quarter, and has a minimum funding requirement of $125 million for calendar year 2011.

Taxes

The Company currently expects to record minimal cash taxes in 2011.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 0.5 points, mainline international advance booked seat factor is down 3.1 points, mainline Atlantic advance booked seat factor is down 3.8 points, mainline Pacific advance booked seat factor is down 1.0 point and mainline Latin America advance booked seat factor is down 3.9 points. Regional Affiliates advance booked seat factor is down 0.1 point.

Company Outlook

First Quarter 2011 Operational Outlook

	Estimated 1Q 2011	Year-Over-Year % Change Higher/(Lower)[1]	Estimated Full Year 2011	Year-Over-Year % Change Higher/(Lower)[1]
Capacity (Million ASM)

Mainline Capacity
Domestic	26,856 - 27,128	(1.0%) - 0.0%
Atlantic	11,277 - 11,383	6.5% - 7.5%
Pacific	9,024 - 9,111	4.0% - 5.0%
Latin America	5,492 - 5,544	5.0% - 6.0%
Total Mainline Capacity	52,649 - 53,166	2.0% - 3.0%	222,261 - 224,462	1.0% - 2.0%

Regional Affiliates[2]	7,554 - 7,631	(2.0%) - (1.0%)	33,438 - 33,768	1.2% - 2.2%

Consolidated Capacity
Domestic	34,054 - 34,400	(1.5%) - (0.5%)	144,215 - 145,679	(1.5%) - (0.5%)
International	26,149 - 26,397	5.6% - 6.6%	111,484 - 112,551	4.5% - 5.5%
Total Consolidated Capacity	60,203 - 60,797	1.5% - 2.5%	255,699 - 258,230	1.0% - 2.0%

Traffic (Million RPM)
Mainline Traffic
Domestic
Atlantic
Pacific
Latin America	Traffic guidance to be provided at future date
Total Mainline System Traffic

Regional Affiliates System Traffic[2]

Consolidated System Traffic
Domestic System
International System
Total Consolidated System Traffic

Load Factor

Mainline Load Factor
Domestic
Atlantic
Pacific
Latin America
Total Mainline Load Factor	Load factor guidance to be provided at future date

Regional Affiliates Load Factor[2]

Consolidated Load Factor
Domestic
International
Total Consolidated Load Factor

1	Year-over-year comparisons to 2010 pro forma operating statistics for United Airlines and Continental Airlines
2	Regional Affiliates results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

Company Outlook

First Quarter 2011 Financial Outlook

	Estimated 1Q 2011	Year-Over-Year % Change Higher/(Lower)[1]	Estimated Full Year 2011	Year-Over-Year % Change Higher/(Lower)[1]
Revenue
Mainline Passenger Unit Revenue (¢/ASM)
Regional Affiliates Passenger Unit Revenue (¢/ASM)
Consolidated Passenger Unit Revenue (¢/ASM)	Revenue guidance to be provided at future date
Cargo, Mail and Other Revenue ($M)

Operating Expense[2] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market (MTM) Impacts	12.43 - 12.51	7.4% - 8.1%	12.26 - 12.34	6.5% - 7.2%
Regional Affiliates Unit Cost	18.85 - 19.01	7.7% - 8.6%	18.37 - 18.53	4.8% - 5.7%
Consolidated Unit Cost Excluding Profit Sharing and Non-Cash Net MTM Impacts	13.24 - 13.33	7.2% - 7.9%	13.06 - 13.15	6.2% - 6.9%

Non-Fuel Expense[2] (¢/ASM)
Mainline Unit Cost Excluding Fuel and Profit Sharing	8.47 - 8.55	2.5% 3.5%	8.12 - 8.20	1.5% - 2.5%
Regional Affiliates Unit Cost Excluding Fuel	12.37 - 12.53	0.6% - 1.9%	11.94 - 12.10	(1.2%) - 0.1%
Consolidated Unit Cost Excluding Fuel and Profit Sharing	8.96 - 9.05	2.0% 3.0%	8.62 - 8.71	1.0% - 2.0%
Select Expense Measures ($M)
Aircraft Rent	$255		$1,020
Depreciation and Amortization	$385		$1,550

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	810		3,400
Regional Affiliates Fuel Consumption (Million Gallons)	175		750
Consolidated Fuel Consumption (Million Gallons)	985		4,150
Consolidated Fuel Price Excluding Hedges	$2.72 / Gallon		$2.77 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$2.63 / Gallon		$2.75 / Gallon

Non-Operating Income/(Expense)($M)
Non-Operating Income/(Expense)	($240) - ($250)		($910) - ($950)

Income Taxes
Income Tax Rate	0%		0%

Capital Expenditures ($B)
Gross Capital Expenditures ex Purchase Deposits	$0.3		$1.1
Net Capital Expenditures ex Purchase Deposits	$0.2		$0.9
Purchase Deposits ($M)	$40		$200

Scheduled Debt and Capital Lease Obligations ($B)
Scheduled Debt and Capital Lease Obligations [3]	$0.45		$2.5

1	Year-over-year comparisons to 2010 pro forma operating statistics for United Airlines and Continental Airlines
2	Excludes special items, certain accounting changes and merger-related expenses
3	Excluded non-cash net mark-to-market (MTM) impacts in 2010 for comparison purposes as, MTM is immaterial in 2011
4	First quarter and full year include $150M of UAL 5% convertible notes expected to be repurchased by the company in Feb. and in addition in the full year, $726M related to UAL 4.5% convertible debt assumed to be put to the company in July

Company Outlook

Share Count

	1Q 2011
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	327.9	327.9	$—
$1 million - $36 million	327.9	331.4	$—
$37 million - $61 million	327.9	371.2	$4
$62 million - $369 million	327.9	383.3	$7
$370 million or greater	327.9	387.6	$11

	Full Year 2011 (Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	329.6	329.6	$—
$1 million - $145 million	329.6	333.2	$—
$146 million - $248 million	329.6	372.9	$17
$249 million - $1,481 million	329.6	385.0	$26
$1,482 million or greater	329.6	389.4	$43

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual EPS calculation will likely be different from those set forth above.

Fuel Hedge Positions by Quarter

As of Jan 21, 2011, the Company had hedged approximately 40% of its expected full year consolidated fuel consumption, further details are as follows:

		1Q 2011			2Q 2011			3Q 2011
		% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price
WTI Crude Oil Swaps	($/bbl)	16%	$82.65		18%	$88.56		9%	$88.93
Heating Oil Swaps	($/gal)	18%	2.23		12%	2.20		6%	2.24
WTI Crude Oil Call Options	($/bbl)	7%	92.96		4%	91.00		13%	96.00
Heating Oil Call Options	($/gal)	18%	2.24		12%	2.21		6%	2.24
WTI Crude Oil Collars	($/bbl)	4%	97.67	66.67	4%	94.53	65.00	—

Total		63%			50%			34%

Company Outlook

Fleet Plan

As of Jan. 26, 2011, the Company’s fleet plan, including aircraft operated by the Company or on the Company’s behalf under a capacity purchase agreement, is as follows:

Mainline Aircraft	United & Continental Airlines Combined
	YE 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	YE 2011	FY YOY
B747-400	25	(1)	—	—	—	24	(1)
B777-200	74	—	—	—	—	74	—
B767-200/300/400	61	—	—	—	—	61	—
B757-200/300	158	—	—	—	—	158	—
B737-500/700/800/900	240	(1)	3	1	—	243	3
A319/A320	152	—	—	—	—	152	—

Total Mainline Aircraft	710	(2)	3	1	—	712	2

Regional Aircraft	United & Continental Airlines Combined
	YE 2010	1Q 2011	2Q 2011	3Q 2011	4Q 2011	YE 2011	FY YOY
Q400	20	6	3	—	—	29	9
Q200	16	—	—	—	—	16	—
ERJ-145	273	—	(6)	(1)	—	266	(7)
CRJ200	81		(2)	—	—	79	(2)
CRJ700	115	—	—	—	—	115	—
EMB120	9	—	—	—	—	9	—
EMB170	38	—	—	—	—	38	—

Total Regional Aircraft	552	6	(5)	(1)	—	552	—

Total Aircraft	1,262	4	(2)	—	—	1,264	2

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com

Non-GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the Company’s operating performance more difficult.

Operating expense per ASM – CASM (cents)	1Q 2011 Estimate		FY 2011 Estimate
	Low	High	Low	High
Mainline operating expense excluding profit sharing	12.43	12.51	12.26	12.34
Special items and other exclusions (a)	—	—	—	—

Mainline operating expense excluding profit sharing and special items(a)	12.43	12.51	12.26	12.34
Less: fuel expense (excluding net non-cash mark-to-market impact) (c)	(3.96)	(3.96)	(4.14)	(4.14)

Mainline operating expense excluding fuel, profit sharing and special items (c)	8.47	8.55	8.12	8.20

Regional Affiliates & Other expense per ASM – CASM (cents)	Q4 2010 Estimate		Full Year 2010 Estimate
	Low	High	Low	High
Regional Affiliates & Other operating expense	18.85	19.01	18.37	18.53
Less: Regional Affiliates & Other fuel expense	(6.48)	(6.48)	(6.43)	(6.43)

Regional CASM excluding fuel	12.37	12.53	11.94	12.10

Operating expense per ASM – CASM (cents)	Q4 2010 Estimate		Full Year 2010 Estimate
	Low	High	Low	High
Consolidated operating expense excluding profit sharing	13.24	13.33	13.06	13.15
Special items and other exclusions (a)	—	—	—	—

Consolidated operating expense excluding profit sharing and special items (b)	13.24	13.33	13.06	13.15
Less: fuel expense (excluding net non-cash mark-to-market impact) (c)	(4.28)	(4.28)	(4.44)	(4.44)

Consolidated expense excluding fuel, profit sharing and special items (c)	8.96	9.05	8.62	8.71

(a)	Operating expense per ASM – CASM excludes special items, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special items and charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these items with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.